Exhibit 99.1

NEWS RELEASE

Visa Inc. Sets December 16, 2008 Special

Stockholder Meeting Date

SAN FRANCISCO, CA, November 7, 2008 – Visa Inc. (NYSE:V) announced today that its Special Meeting of Stockholders (the Special Meeting) is scheduled to be held on December 16, 2008, to approve the amendment and restatement of its certificate of incorporation to permit the company greater flexibility in funding its retrospective responsibility plan, to remove obsolete provisions and to make other clarifying modifications to its certificate of incorporation. The record date will be set in the near future. The company’s stockholders as of the record date will be provided notice, proxy materials and will be entitled to vote at the Special Meeting.

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About Visa: Visa operates the world’s largest retail electronic payments network providing processing services and payment product platforms. This includes consumer credit, debit, prepaid and commercial payments, which are offered under the Visa, Visa Electron, Interlink and PLUS brands. Visa enjoys unsurpassed acceptance around the world and Visa/PLUS is one of the world’s largest global ATM networks, offering cash access in local currency in more than 170 countries. For more information, visit www.corporate.visa.com

Contacts:

Victoria Hyde-Dunn, Investor Relations

Visa Inc.

Tel: +1 415 932 2213

E-mail: ir@visa.com

Sandra Chu, Media Relations

Visa Inc.

Tel: +1 415 932 2564

E-mail: globalmedia@visa.com